Exhibit 99.1

Schrödinger Reports Second Quarter 2021 Financial Results and Provides Company Update

Second Quarter Total Revenue of $29.8 Million, Up 29 Percent Year-Over-Year; Software Revenue of $24.1 Million, Up 15 Percent Year-Over-Year; Company Maintains Full-Year 2021 Financial Outlook

New Drug Discovery, Co-Development and Co-Commercialization Oncology Collaboration with Zai Lab

Internal Pipeline Progressing with Plans to Submit Up to Three Investigational New Drug Applications to the FDA in 2022

New York, August 12, 2021 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the quarter ended June 30, 2021, and provided an update on the company.

“The second quarter was highly productive for Schrödinger. We continued to make progress on our key strategic priorities, including our investments to advance our internal drug discovery pipeline and drive adoption of our software,” stated Ramy Farid, Ph.D., chief executive officer at Schrödinger. “We announced a collaboration on a new program with Zai Lab, which expands our pipeline and provides the option to co-develop and co-commercialize in collaboration with an established commercial leader in oncology. We look forward to sharing additional updates on our progress throughout the year, and remain committed to making strategic investments in our business to drive long-term growth of the company.”

Recent Business Highlights

Continued pipeline progress

●

During the second quarter, Schrödinger continued to advance its MALT1, CDC7 and Wee1 preclinical development programs. The company has initiated IND-enabling studies for its MALT1 program, and CDC7 and Wee1 continue to advance toward IND-enabling studies. Subject to completion of the preclinical data packages, the company expects to submit up to three IND applications in 2022, with the first submission to the FDA expected in the first half of next year. Schrödinger expects to present preclinical data from at least one of its internal programs in the second half of 2021.

●	The company continued to advance discovery efforts to allow the addition of new programs to the company’s internal pipeline in 2021.

Collaborations highlight continued strategic execution

●

In August, Schrödinger and Zai Lab Limited announced a global discovery, development and commercialization collaboration focused on a novel DNA damage response program in oncology. The research program will be conducted jointly by the Schrödinger and Zai Lab scientific teams. Following the selection of a development candidate, Zai Lab will assume primary responsibility for global development, manufacturing and commercialization. Schrödinger has the option to equally fund clinical development in the U.S. with Zai Lab, as well as the option to co-commercialize in the U.S. The companies will share research expenses for the program, and Zai Lab will make an upfront payment to Schrödinger to help fund Schrödinger's share of research costs. If Schrödinger elects to co-fund clinical development of a product candidate under the collaboration, it will be entitled to 50 percent of any profits from the commercialization of such product candidate in the U.S. Schrödinger will also be eligible to receive up to approximately $338 million in preclinical, development, regulatory and sales-based milestone payments. Additionally, Schrödinger is entitled to receive royalties on net sales outside the U.S.

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In June, Schrödinger’s partner, Ajax Therapeutics, completed a $40 million financing to support the advancement of Ajax’s lead drug development programs targeting hematologic malignancies. Through the companies’ collaboration, Schrödinger and Ajax scientists are working together to design and optimize molecules targeting cytokine signaling pathways.

Continued commitment to education and publication

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In August, Schrödinger hosted its first annual Educator’s Day, which brought together K-12 and university educators from across the globe to discuss the growing role of computational tools in the classroom. The company also announced “Teaching with Schrödinger,” a new initiative to develop curricula for academic institutions to teach students about chemical interactions, drug design and materials research using Schrödinger software.

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During the second quarter, Schrödinger scientists authored multiple publications in peer-reviewed journals, independently and with customers, supporting application of the company’s platform to advance both drug discovery and materials science. Materials science advancements included research with the Edwards Air Force Base to develop molecular dynamics simulations to aid in the development of next-generation aerospace materials, as well as research with Panasonic Corp. to identify new molecules that can improve the efficiency of printed electronics.

Second Quarter 2021 Financial Results

●	Revenue was $29.8 million for the second quarter of 2021, a 29 percent increase compared to the second quarter of 2020.
●	Software revenue was $24.1 million for the second quarter of 2021, a 15 percent increase compared to the second quarter of 2020.
●

Drug discovery revenue was $5.7 million for the second quarter of 2021, compared to $2.2 million in the second quarter of 2020. Discovery revenue in the second quarter of 2021 included $3.3 million in revenue from our collaboration with Bristol Myers Squibb. Discovery revenue in the second quarter of 2021 also included a payment from a collaborator for the acquisition of intellectual property from Schrödinger related to a drug discovery program following the achievement of a lead optimization milestone.

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Gross profit was $12.0 million in the second quarter of 2021, compared to $13.6 million in the second quarter in 2020. Software gross margin was 77 percent in the second quarter of 2021, compared to 82 percent for the same period in the prior year, reflecting planned investment to drive and support large-scale adoption of Schrödinger’s platform.

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Operating expenses for the second quarter of 2021 were $42.3 million, compared to $30.7 million in the second quarter of 2020, driven by expenses required to scale the company’s business and advance its internal drug discovery programs.

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Other expense, which included gains and losses on equity investments, changes in fair value of equity investments and interest income, was $4.6 million in the second quarter of 2021 compared to income of $13.1 million for the second quarter of 2020 due to adjustments to the fair value of the company’s equity investments.

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Net loss, after adjusting for non-controlling interest, was $34.6 million for the second quarter of 2021, compared to a net loss of $3.4 million in the second quarter of 2020, driven by adjustments to the fair value of the company’s equity investments as well as planned investments to advance the company’s growth strategy.

●	Cash, cash equivalents, restricted cash and marketable securities as of June 30, 2021 were $616.6 million, compared to $649.0 million as of March 31, 2021.

Full-Year 2021 Financial Outlook

As of August 12, 2021, Schrödinger continues to expect total revenue to range from $124 million to $142 million, with software revenue expected to range from $102 million to $110 million and drug discovery revenue expected to range from $22 million to $32 million for the fiscal year ending December 31, 2021. Additional details are as follows:

●	Schrödinger expects the majority of anticipated second half software revenue growth to occur in the fourth quarter of 2021.
●	Drug discovery revenue can be highly variable quarter to quarter based on the timing of potential milestones related to collaborative agreements.
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Schrödinger continues to aggressively fund R&D to advance its technology and drug discovery pipeline. The company continues to expect operating expense growth to be higher than the 42 percent annual growth rate reported in 2020 and expects software gross margin to be lower than the 81 percent reported in 2020.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its second quarter financial results on Thursday, August 12, 2021, at 8:30 a.m. ET. The conference call can be accessed live by dialing (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and referring to conference ID 5365647 The webcast can also be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 500 employees and is engaged with customers and collaborators in more than 70 countries. To learn more visit www.schrodinger.com and follow us on LinkedIn and Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding Schrödinger’s expectations about the speed and capacity of its computational platform, the company’s financial outlook for the fiscal year ending December 31, 2021, the company’s plans to continue to invest in research and its strategic plans to accelerate the growth of its software business and advance its collaborative and internal drug discovery programs, the company’s ability to improve and advance the science underlying its platform, including through the use of new technologies, the potential expansion of the domain of applicability of the company’s platform, the company’s ability to recognize potential benefits from its strategic partnerships, the clinical potential and favorable properties of the company’s CDC7, MALT1, and Wee1 inhibitors, the timing of potential IND applications for its internal drug discovery programs, the ability to realize potential milestones, royalties or other payments under its collaborations, as well as the company’s expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software solutions, the ability to further develop its computational platform, the reliance upon third-party providers of cloud-based infrastructure to host its software solutions, the reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 12, 2021, as well as future filings and reports by Schrödinger. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Investor Relations Contact:

Jaren Irene Madden

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Media Contact:

Tracy Lessor

Schrödinger, Inc.

tracy.lessor@schrodinger.com

617-519-9827

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Software products and services	$24,052	$20,900	$50,392	$44,712
Drug discovery	5,732	2,192	11,519	4,554
Total revenues	29,784	23,092	61,911	49,266
Cost of revenues:
Software products and services	5,641	3,862	11,547	7,863
Drug discovery	12,163	5,647	22,220	12,195
Total cost of revenues	17,804	9,509	33,767	20,058
Gross profit	11,980	13,583	28,144	29,208
Operating expenses:
Research and development	21,092	16,657	42,540	30,357
Sales and marketing	5,380	4,362	10,619	9,151
General and administrative	15,850	9,651	29,239	18,587
Total operating expenses	42,322	30,670	82,398	58,095
Loss from operations	(30,342)	(17,087)	(54,254)	(28,887)
Other (expense) income:
Gain (loss) on equity investments	—	4,156	(1,781)	4,156
Change in fair value	(4,918)	8,359	19,906	5,280
Interest income	357	570	777	1,269
Total other (expense) income	(4,561)	13,085	18,902	10,705
Loss before income taxes	(34,903)	(4,002)	(35,352)	(18,182)
Income tax expense	67	64	141	155
Net loss	(34,970)	(4,066)	(35,493)	(18,337)
Net loss attributable to noncontrolling interest	(326)	(716)	(820)	(1,161)
Net loss attributable to Schrödinger common and limited common stockholders	$(34,644)	$(3,350)	$(34,673)	$(17,176)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.49)	$(0.05)	$(0.49)	$(0.33)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	70,582,062	63,296,366	70,328,254	51,981,647

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$117,699	$202,296
Restricted cash	3,000	500
Marketable securities	495,892	440,395
Accounts receivable, net of allowance for doubtful accounts of $110 and $60	21,359	31,423
Unbilled and other receivables, net for allowance for unbilled receivables of $20 and $0	4,545	3,955
Prepaid expenses	7,293	4,409
Total current assets	649,788	682,978
Property and equipment, net	6,985	5,140
Equity investments	49,713	45,664
Right of use assets	7,466	10,129
Other assets	3,382	2,352
Total assets	$717,334	$746,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,960	$8,398
Accrued payroll, taxes, and benefits	10,540	12,000
Deferred revenue	44,069	45,403
Lease liabilities	2,520	4,543
Other accrued liabilities	7,289	2,861
Total current liabilities	70,378	73,205
Deferred revenue, long-term	34,457	41,164
Lease liabilities, long-term	6,428	7,221
Other liabilities, long-term	300	654
Total liabilities	111,563	122,244
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 61,553,610 and 60,713,534 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	616	607
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	92	92
Additional paid-in capital	769,199	752,558
Accumulated deficit	(164,232)	(129,559)
Accumulated other comprehensive income	76	317
Total stockholders’ equity of Schrödinger stockholders	605,751	624,015
Noncontrolling interest	20	4
Total stockholders’ equity	605,771	624,019
Total liabilities and stockholders’ equity	$717,334	$746,263

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(35,493)	$(18,337)
Adjustments to reconcile net loss to net cash used in
operating activities:
Loss (gain) on equity investments	1,781	(4,156)
Noncash revenue from equity investments	(11)	(169)
Fair value adjustments	(19,906)	(5,280)
Depreciation	1,614	1,758
Stock-based compensation	11,382	4,504
Noncash research and development expenses	811	1,147
Noncash investment accretion	2,343	(205)
Loss on disposal of property and equipment	19	—
Decrease (increase) in assets:
Accounts receivable, net	10,064	4,827
Unbilled and other receivables	(925)	4,126
Reduction in the carrying amount of right of use assets	2,663	2,622
Prepaid expenses and other assets	(3,914)	(447)
Increase (decrease) in liabilities:
Accounts payable	(2,489)	1,999
Accrued payroll, taxes, and benefits	(1,460)	(1,277)
Deferred revenue	(8,030)	(1,973)
Lease liabilities	(2,816)	(2,634)
Other accrued liabilities	4,074	(1,334)
Net cash used in operating activities	(40,293)	(14,829)
Cash flows from investing activities:
Purchases of property and equipment	(3,427)	(1,327)
Purchases of equity investments	(1,700)	(2,869)
Distribution from equity investment	375	4,582
Proceeds from sale of equity investments	15,735	—
Purchases of marketable securities	(222,725)	(177,694)
Proceeds from maturity of marketable securities	164,645	64,808
Net cash used in investing activities	(47,097)	(112,500)
Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	—	211,491
Issuances of common stock upon stock option exercises	5,268	232
Contribution by noncontrolling interest	25	—
Net cash provided by financing activities	5,293	211,723
Net (decrease) increase in cash and cash equivalents and restricted cash	(82,097)	84,394
Cash and cash equivalents and restricted cash, beginning of period	202,796	26,486
Cash and cash equivalents and restricted cash, end of period	$120,699	$110,880

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$224	$149
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment	51	—
Acquisitions of right of use assets in exchange for lease obligations	—	1,778
Reclassification of deferred financing costs to additional paid in capital	—	1,858